UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2010

Stratasys, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13400	36-3658792
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7665 Commerce Way, Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 937-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2010, the Compensation Committee of our Board of Directors established the incentive compensation plan (“ICP”) that sets forth performance goals and targets for bonuses for our Named Executive Officers (“NEOs”) for calendar year 2010. Partial payments of bonuses under the ICP may be awarded quarterly based upon achieving interim targets.

The performance goals and weight factors applicable to the NEOs under the ICP are as follows:
  Achievement of Revenue Goal, 50% weighting
  Achievement of Operating Profit Goal, 50% weighting
Each NEO is assigned an individual target opportunity for ICP payments, ranging from 0% to 130% of his 2010 target. The target amount under the IPC for each NEO is as follows:

Target as a %
of Actual 2010
Named Executive Officer	Base Salary
S. Scott Crump	53%
Thomas W. Stenoien	56%
Robert F. Gallagher	23%

We will not make any required payment under the ICP with respect to either performance target unless we achieve at least 70% of that target in 2010. The Compensation Committee has reserved the right, however, to award discretionary bonuses regardless of our achievement of the performance targets under the ICP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATASYS, INC.
(Registrant)

Date: January 19, 2010	By:	/s/ Robert F. Gallagher
Robert F. Gallagher
Chief Financial Officer